AGREEMENT AND PLAN OF SHARE EXCHANGE


         This Agreement and Plan of Share Exchange (the "Agreement"), dated as of the 30th day of April, 1998, by and between Sportsman's Wholesale Company, a Nevada corporation ("SPORTSMAN") AND Cap's Sporting Goods Wholesale, Inc., a Utah corporation ("CAP'S") and the shareholders of CAP'S ("Shareholders"), who execute this Agreement and the Investment Letter as set forth in Exhibit A of this Agreement, with reference to the following:

         A. SPORTSMAN is a privately held corporation organized under the laws of Nevada on March 6, 1996. SPORTSMAN has authorized capital stock of 55,000,000 shares, $.0001 par value, 50,000,000 Common Stock and 5,000,000 Preferred Stock. There are 500,000 common shares outstanding.

         B. CAP'S is a privately held corporation organized under the laws of the State of Utah, on February 3, 1998. CAP'S has authorized capital stock of 55,000,000 shares, including
                  50,000,000  shares  of  common  stock,  $0.001  par  value and
                  5,000,000 shares of preferred stock. There are 1,000,000 common shares outstanding.

         C. The respective Boards of Directors of SPORTSMAN and CAP'S have deemed it advisable and in the best interest of SPORTSMAN and CAP'S that CAP'S be acquired by SPORTSMAN, pursuant to the terms and conditions set forth in this Agreement.

         D. SPORTSMAN and CAP'S propose to enter into this Agreement which provides among other things that all of the outstanding shares of CAP'S be acquired by SPORTSMAN, in exchange for shares of SPORTSMAN and such items as are more fully described in the Agreement.

         E. The parties desire the transaction to qualify as a tax-free organization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                 THE ACQUISITION

         1.1 At the Closing, a total of 1,000,000 common shares, which represents all of the outstanding shares of CAP'S, shall be acquired by SPORTSMAN in exchange for 1,000,000 shares of Sportsman common stock which shall be issued to the CAP'S shareholders as set forth on the signature page of this Agreement.

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

         1.2 At the Closing, the CAP'S shareholder will deliver certificates for the outstanding shares of CAP'S, duly endorsed so as to make SPORTSMAN the sole holder thereof, free and clear of all claims and encumbrances and SPORTSMAN shall deliver a transmittal letter directed to the transfer agent of SPORTSMAN directing the issuance of shares to the shareholder of CAP'S set forth on the signature page of this Agreement.

         1.3 Following the Share Exchange, there will be a total of 1,500,000 shares of common stock, $.001 par value issued and outstanding in SPORTSMAN.

                                    ARTICLE 2
                                   THE CLOSING

         2.1 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Ray, Quinney & Nebeker, 79 South Main Street, Salt Lake City, UT 84145-0385 at 10:00 am, on May 22, 1998, or at such other place or date and time as may be agreed to in writing by the parties hereto.

                                    ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                          SPORTSMAN'S WHOLESALE COMPANY

         SPORTSMAN and its officers and directors hereby represent and warrant to CAP'S as follows:

         3.1 SPORTSMAN shall deliver to CAP'S, on or within a reasonable time after Closing, each of the following:

                  (a) Financial Statements. Financial statements of SPORTSMAN, including, but not limited to, balance sheet and income statement as of December 31, 1997. (Schedule A)

                  (b) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which SPORTSMAN is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by SPORTSMAN (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve (12) months period ended December 31, 1997, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period. (Schedule B)

                  (c) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of SPORTSMAN for the repayment of borrowed money. (Schedule C)

                  (d) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of SPORTSMAN together with all amendments thereto to the date hereof. (Schedule D)

                  (e) Shareholders. A complete list of all persons or entities holding capital stock of SPORTSMAN or any rights to subscribe for, acquire, or receive shares of the capital stock of SPORTSMAN (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.
                           (Schedule E)

                  (f) Officers and Directors. A complete and current list of all officers and Directors of SPORTSMAN. (Schedule
                           F)

                  (g) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of SPORTSMAN who received $1,000.00 or more in aggregate compensation from SPORTSMAN whether in salary, bonus of otherwise, during the year 1997, or who is presently scheduled to received from SPORTSMAN salary in excess of $1,000.00 during the year ending December 31, 1998, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments (Schedule
                           G)

                  (h) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of SPORTSMAN threatened, which may materially and adversely affect SPORTSMAN.
                           (Schedule H)

                  (i) Tax Returns. Accurate copies of all federal and state tax returns for SPORTSMAN for the last fiscal year. (Schedule I)

                  (j)      Jurisdictions  Where  Qualified.   A   list   of  all
                           jurisdictions wherein SPORTSMAN is qualified to do business and is in good standing. (Schedule J)

                  (k)      Employee  and  Consultant  Contracts.  A complete and
                           accurate   list  of  all  employee   and   consultant
                           contracts which SPORTSMAN may have. (Schedule K)

         3.2 Organization, Standing and Power. SPORTSMAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as is now being conducted.

         3.3 Qualification. SPORTSMAN is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which SPORTSMAN is duly qualified and licensed as a foreign corporation, are shown in Schedule J.

         3.4 Capitalization of SPORTSMAN. The authorized capital stock of SPORTSMAN consists of 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value, of which the only shares issued and outstanding are 1,500,000 shares of common stock issued to the shareholders listed on Schedule E, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the SPORTSMAN stock.

         3.5 Authority. The execution delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of SPORTSMAN. This Agreement constitutes the valid and binding obligation of SPORTSMAN enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by SPORTSMAN and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of SPORTSMAN Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which SPORTSMAN is a party or is bound.

         3.6 Absence of Undisclosed Liabilities. SPORTSMAN has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         3.7 Absence of Changes. Since December 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of SPORTSMAN, except for changes resulting from completion of transactions described in Section 5.1.

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


         3.8 Tax Matters. All taxes and other assessments and levies which SPORTSMAN is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by SPORTSMAN in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.6 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by SPORTSMAN income or business prior to the Closing Date.

         3.9 Options, Warrants, Etc. There are no outstanding options, warrants, calls, commitments or agreements of any character to which SPORTSMAN or its shareholders are a party or by which SPORTSMAN or its shareholders are bound calling for the issuance of shares of capital stock of SPORTSMAN or securities representing the right to purchase or receive any such capital stock of SPORTSMAN.

         3.10 Title to Assets. Except for liens set forth in Schedule C, SPORTSMAN is the sole unconditional owner of, with good and marketable title to, all assets listed int he schedules as owned by it and all other property and assets are free and clear of any mortgages, lines, pledges, charges or encumbrances of nay nature whatsoever.

         3.11 Agreements in Force and Effect. All material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which SPORTSMAN is a party are valid and in full force and effect on the date hereof and SPORTSMAN has not breached any material provision of, and is not in default in any material respect under the terms of any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of SPORTSMAN.

         3.12 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either SPORTSMAN or the shareholders thereof threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of SPORTSMAN. SPORTSMAN has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

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

         3.13 Governmental Regulation. To the knowledge of SPORTSMAN, the company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of SPORTSMAN.

         3.14 Accuracy of Information. No representation or warranty by SPORTSMAN contained int his Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to CAP'S pursuant hereto or in connection with the transaction contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statement contained herein or therein not misleading.

         3.15 Subsidiaries. SPORTSMAN does not currently have any subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         3.16 Consents. No consent or approval of, or registration, qualification or filing with any governmental authority or other person is required to be obtained or accomplished by SPORTSMAN or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

         3.17 Improper Payments. Neither SPORTSMAN, nor any person acting on behalf of SPORTSMAN has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision there of for the purpose of influencing any decision affecting the business of SPORTSMAN, (b) any customer, supplier or competitor of SPORTSMAN or employee of such customer, supplier or competitor, for the purpose of obtaining, retailing or directing business for SPORTSMAN, or
                  (c) any political party or any candidate for elective political office nor has any fund or other asset of SPORTSMAN been maintained that was not fully and accurately recorded on the books or account of SPORTSMAN.

         3.18 Copies of Documents. SPORTSMAN has made available for inspection and copying to CAP'S and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement.

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

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                      CAP'S WHOLESALE SPORTING GOODS, INC.


         CAP'S and its officers and directors hereby represent and warrant to SPORTSMAN as follows:

         4.1 CAP'S shall deliver to SPORTSMAN, on or within a reasonable time after Closing, each of the following:

                  (a) Financial Statements. Financial statements of CAP'S, including, but not limited to, balance sheet and income statement as of December 31, 1997. (Schedule
                           A)

                  (b) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which CAP'S is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by CAP'S (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or  indemnity  against  the failure to pay
                           same) of $1,000.00 or more annually during the twelve
                           (12) months period ended December 31, 1997, or any consecutive 12-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such 12-month period. (Schedule B)

                  (c) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of CAP'S for the repayment of borrowed money. (Schedule CC)

                  (d) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of CAP'S together with all amendments thereto to the date hereof. (Schedule DD)

                  (e) Shareholders. A complete list of all persons or entities holding capital stock of CAP'S or any rights to subscribe for, acquire, or receive shares of the capital stock of CAP'S (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule
                           EE)

                  (f) Officers and Directors. A complete and current list of all officers and Directors of CAP'S. (Schedule FF)

                  (g) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of CAP'S who received $1,000.00 or more in aggregate compensation from SPORTSMAN whether in salary, bonus of otherwise, during the year 1997, or who is presently scheduled to received from CAP'S salary in excess of $1,000.00 during the year ending December 31, 1998, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments (Schedule GG)

                  (h) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of CAP'S threatened, which may materially and adversely affect CAP'S. (Schedule HH)

                  (i) Tax Returns. Accurate copies of all federal and state tax returns for CAP'S for the last fiscal year. (Schedule II)

                  (j)      Jurisdictions   Where   Qualified.   A  list  of  all
                           jurisdictions   wherein  CAP'S  is  qualified  to  do
                           business and is in good standing. (Schedule JJ)

                  (k)      Employee and  Consultant  Contracts.  A  complete and
                           accurate   list  of  all  employee   and   consultant
                           contracts which CAP'S may have. (Schedule KK)

         4.2 Organization, Standing and Power. CAP'S is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with all requisite corporate power to own or lease its properties and carry on its businesses as is now being conducted.

         4.3 Qualification. CAP'S is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which CAP'S is duly qualified and licensed as a foreign corporation, are shown in (Schedule JJ).

         4.4 Capitalization of CAP'S. The authorized capital stock of CAP'S consists of 55,000,000 shares of Capital Stock, 50,000,000 which are Common Stock, par value $0.001 and 5,000,000 of which are preferred stock, of which the only shares issued and outstanding are 1,000,000 shares of Common Stock issued to the shareholder listed on Schedule EE, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the CAP'S stock.

         4.5 Authority. The execution delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of CAP'S. This Agreement constitutes the valid and binding obligation of CAP'S enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by CAP'S and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of CAP'S Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which CAP'S is a party or is bound.

         4.6 Absence of Undisclosed Liabilities. CAP'S has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA nor otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         4.7 Absence of Changes. Since December 31, 1997, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of CAP'S, except for changes resulting from completion of transactions described in Section 5.1.

         4.8 Tax Matters. All taxes and other assessments and levies which CAP'S is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by CAP'S in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.6 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by CAP'S income or business prior to the Closing Date.

         4.9 Options, Warrants, Etc. There are no outstanding options, warrants, calls, commitments or agreements of any character to which CAP'S or its shareholders are a party or by which CAP'S or its shareholders are bound calling for the issuance of shares of capital stock of CAP'S or securities representing the right to purchase or receive any such capital stock of CAP'S.

         4.10 Title to Assets. Except for liens set forth in Schedule CC, CAP'S is the sole unconditional owner of, with good and marketable title to, all assets listed int he schedules as owned by it and all other property and assets are free and clear of any mortgages, lines, pledges, charges or encumbrances of nay nature whatsoever.

         4.11 Agreements in Force and Effect. All material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which CAP'S is a party are valid and in full force and effect on the date hereof and CAP'S has not breached any material provision of, and is not in default in any material respect under the terms of any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of CAP'S.

         4.12 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either CAP'S or the shareholders thereof threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of CAP'S. CAP'S has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         4.13 Governmental Regulation. To the knowledge of CAP'S, the company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of CAP'S.

         4.14 Accuracy of Information. No representation or warranty by CAP'S contained int his Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to SPORTSMAN pursuant hereto or in connection with the transaction contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statement contained herein or therein not misleading.

         4.15 Subsidiaries. CAP'S does not currently have any subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         4.16 Consents. No consent or approval of, or registration, qualification or filing with any governmental authority or other person is required to be obtained or accomplished by CAP'S or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

         4.17 Improper Payments. Neither CAP'S, nor any person acting on behalf of CAP'S has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision there of for the purpose of influencing any decision affecting the business of CAP'S, (b) any customer, supplier or competitor of CAP'S or employee of such customer, supplier or competitor, for the purpose of obtaining, retailing or directing business for CAP'S, or (c) any political party or any candidate for elective political office nor has any fund or other asset of CAP'S been maintained that was not fully and accurately recorded on the books or account of CAP'S.

         4.18 Copies of Documents. CAP'S has made available for inspection and copying to SPORTSMAN and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement.

         4.19 Investment Intent of Shareholders. Each shareholder of CAP'S represents and warrants to SPORTSMAN that the shares of SPORTSMAN being acquired pursuant to this Agreement are being acquired for her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration as available.

                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

         5.1 Conduct and Transactions of SPORTSMAN. During the period from the date hereof to the date of Closing, SPORTSMAN shall:

                  (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with any applicable tax laws, filing all tax returns required to be filed and paying all taxes due;


                  (b)      Maintain its records and books of account in a manner
                           that  fairly  and   correctly   reflect  its  income,
                           expenses, assets and liabilities.

         5.2 SPORTSMAN shall not during such period, except in the ordinary course of business, without the prior written consent of
                  CAP'S:

                  (a) Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

                  (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (c) Issue, reissue or sell or issue options or tights to subscribe to, or enter into any contract or commitment to issue, reissue or sell any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (e) Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent more than $1,000;

                  (f) Incur and indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

                  (g)      Make any material change in its insurance coverage;

                  (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except in accordance with existing employment contracts;

                  (I) Enter into any agreement of make any commitment to any labor union or organization;

                  (j)      Make any capital expenditures.

         5.3 Conduct and Transactions of CAP'S. During the period from the date hereof to the date of closing, CAP'S shall:

                  (a) Obtain an investment letter from each shareholder of CAP'S in a form substantially like that attache hereto as Exhibit A.

                  (b) Conduct the operations of CAP'S in the ordinary course of business.

                  (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any share of its capital stock;

                  (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

                  (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent;

                  (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

                  (g)      Make any material change in its insurance coverage;

                  (I) Enter into any agreement or make any commitment to any labor union or organization;

                  (j)      Make any material capital expenditures;

                  (k) Allow any of the foregoing actions to be taken by any subsidiary of CAP'S.

                                    ARTICLE 6
                              RIGHTS OF INSPECTION

         6.1 During the period from the date of this Agreement to the date of Closing of the acquisition, SPORTSMAN and CAP'S agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operation data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of SPORTSMAN or CAP'S, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representation or warranties given by the respective parties hereunder. In the event of termination of this Agreement, SPORTSMAN and CAP'S will each return to the other all documents, work papers and other material obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligations of SPORTSMAN. The obligation of SPORTSMAN to perform this Agreement is subject to the satisfaction of the following conditions on or within a reasonable time after Closing unless waived in writing by CAP'S.

         7.2 Representations and Warranties. There shall be no information disclosed in the schedules delivered by SPORTSMAN which in the opinion of CAP'S would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of SPORTSMAN set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (a) Performance of Obligations. SPORTSMAN shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and SPORTSMAN shall have complied in all material respects with the course of conduct required by this Agreement.

                  (b) Corporate Action. Minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for CAP'S that SPORTSMAN submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (c) Consents. Execution of this Agreement by the shareholders of SPORTSMAN and any consents necessary for or approval is required pursuant thereto shall have been obtained.

                  (d) Financial Statements. CAP'S shall have been furnished with financial statements of SPORTSMAN including, but not limited to, balance sheets and profit and loss statements as of December 31,1997. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of SPORTSMAN as of December 31,1997.

                  (e) Statutory Requirements. All statutory requirements for the valid consummation by SPORTSMAN of the transactions contemplated by this Agreement shall have been obtained.

                  (f) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by SPORTSMAN for consumption of the transactions contemplated by this Agreement shall have been obtained.

                  (g) Changes in Financial Condition of SPORTSMAN. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of SPORTSMAN, except expenditures in furtherance of this Agreement.

                  (h) Absence of Pending Litigation. SPORTSMAN is not engaged in or threatened with any suit, action, or legal administrative or other proceedings or governmental investigations pertaining to this Agreement or the condition of the transactions contemplated hereunder.

                  (I) Authorization for Issuance of Stock. CAP'S shall have received in from and substance satisfactory to counsel for CAP'S a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of SPORTSMAN to issue stock certificates representing ownership of SPORTSMAN common stock to the shareholders of CAP'S in accordance with the terms of this Agreement.

         7.3 Conditions and Obligations of CAP'S. The obligation of CAP'S to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by SPORTSMAN.

                  (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by CAP'S which in the opinion of SPORTSMAN would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of CAP'S set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

                  (b) Performance of Obligations. CAP'S shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and CAP'S shall have complied in all material respects with the course of conduct required by this Agreement.

                  (c) Corporate Action. Minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for SPORTSMAN that CAP'S submitted this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

                  (d) Consents. Execution of this Agreement by the shareholders of CAP'S and any consents necessary for or approval is required pursuant thereto shall have been obtained.

                  (e) Financial Statements. SPORTSMAN shall have been furnished with financial statements of CAP'S including, but not limited to, balance sheets and profit and loss statements as of December 31,1997. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of CAP'S as of December 31,1997.

                  (f) Statutory Requirements. All statutory requirements for the valid consummation by CAP'S of the transactions contemplated by this Agreement shall have been obtained.

                  (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by CAP'S for consumption of the transactions contemplated by this Agreement shall have been obtained.

                  (h)      Employment  Agreements.   Existing  CAP'S  employment
                           agreements will have been delivered to counsel for SPORTSMAN.

                  (I) Changes in Financial Condition of CAP'S. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of CAP'S, except expenditures in furtherance of this Agreement.

                  (j) Absence of Pending Litigation. CAP'S is not engaged in or threatened with any suit, action, or legal administrative or other proceedings or governmental investigations pertaining to this Agreement or the condition of the transactions contemplated hereunder.

                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

         8.1 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further of other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of the Agreement.

                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

         9.1 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by SPORTSMAN or CAP'S pursuant hereto, or otherwise adopted by SPORTSMAN, by its written approval or by CAP'S by its written approval or in connection with the transaction contemplated hereby, shall be deemed representations and warranties by SPORTSMAN or CAP'S as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF SHARE EXCHANGE

         10.1 Termination. Anything here into the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the closing date as follows:

                  (a) By mutual written consent of the Boards of Directors of SPORTSMAN and CAP'S.

                  (b) By the Board of Directors of SPORTSMAN if any of the conditions set forth in Section 7.2 shall not have been satisfied.

                  (c)      By the Board of Directors of CAP'S if any  conditions
                           set  forth  in  Section   7.1  shall  not  have  been
                           satisfied.

         10.2 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the Share Exchange are terminated and abandoned pursuant to this Article 10 hereof this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders of controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

                                   ARTICLES 11
                      EXCHANGE OF SHARES; FRACTIONAL SHARES

         11.1 Exchange of Shares. At the Closing, SPORTSMAN shall issue a letter to the transfer agent of SPORTSMAN with a copy of the resolution of the Board of Directors of SPORTSMAN authorizing and directing the issuance of SPORTSMAN shares as set forth on the signature page of this Agreement.

         11.2 Restrictions on Shares Issued to CAP'S. Due to the fact that CAP'S will receive shares of SPORTSMAN common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in
                  Section 4(2) of such Act, those shares SPORTSMAN contain the following legend:

                           The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the Sate of Utah excluding the conflicts of laws.

         12.2 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered to deposited in the United States mail postage prepaid, certified or registered, return receipt requested, and addressed to the parties' last known address which addresses are currently as follow:

                  If  to "Sportsman"                    If to "Cap's"
                  Sportsman Wholesale Company           Cap's Sporting Goods
                  899 Artistic Circle                     Wholesale, Inc
                  Springville, UT 84663                 157 South 880 East
                                                        Springville, UT 84663

         12.3 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this agreement may be waived in writing at any time by the party which is entitled to the benefits thereof such waiver fight shall include, bu not be limited to, the right of either party to:

                  (a) Extend time for the performance of any of the obligations of the other;

                  (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

                  (c)      Waiver  compliance by  the  other  with  any  of  the
                           covenants   contained   in   this   Agreement,    and
                           performance of any obligations by the other; and

                  (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this
                           Section 12.03 shall valid if authorized or ratified by the board of directors of such party.

         12.4 Remedies Not Exclusive. No remedy conferred by any of the specific provision of this Agreement is intended of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by SPORTSMAN or CAP'S shall not constitute a waiver of the right to pursue available remedies.

         12.5 Counterparts. This agreement may be executed in one or counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.6 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of SPORTSMAN and CAP'S.

         12.7 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

         12.8 Each Party to Bear Its Own Expense. SPORTSMAN and CAP'S shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

         12.9 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         SPORTSMAN'S WHOLESALE COMPANY

         BY:/s/ Fred Hall
            ----------------
            President

         CAP'S SPORTING GOODS WHOLESALE, INC.

         BY: /s/ Fred Hall
            ----------------
            President


         CAP'S SHAREHOLDERS:

         /s/ Fred Hall
         -------------------
         Fred Hall
         1,000,000 SHARE OF COMMON STOCK